Exhibit 10.17

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) dated as of December 6, 2018, by and between ElementCompany Operations, LLC (the “Company”), and Timothy Sheehy (“Employee”).

W I T N E S S E T H:

WHEREAS, BTO Grannus Holdings III – NQ L.L.C., Blackstone Tactical Opportunities Fund – FD L.P., and Blackstone Family Tactical Opportunities Investment Partnership III – NQ – ESC L.P. (collectively, the “BTO Investor”), and the Company, ElementCompany, Inc., and ElementCompany, LLC, entered into a Securities Purchase Agreement dated as of December 6, 2018 (the “Securities Purchase Agreement”).

WHEREAS, the Company and Employee desire to enter into this Agreement pursuant to which Employee shall provide services to the Company as described herein, effective upon and subject to the Closing (as defined in the Securities Purchase Agreement) (the “Closing”).

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

Section 1. Position, Duties and Responsibilities; Place of Performance.

(a) During the Term of Employment (defined below), Employee shall be employed and serve as the Chief Executive Officer – Bridger Aerospace Group, LLC and shall have such duties and responsibilities that are commensurate with such title and such other duties and responsibilities as may reasonably be assigned in relation to the Company and its affiliates. The Employee shall report to the Board of the Company (which for the avoidance of doubt shall include a representative appointed by the BTO Investor (the “Board”)) and shall carry out and perform all orders, directions and policies given to Employee by the Board consistent with his position and title. The Employee’s principal place of employment with the Company shall be in Bozeman, Montana, provided that the Employee may be required to travel from time to time for business purposes.

(b) Employee shall devote his best efforts, energy and time to the performance of his duties under this Agreement and shall not engage in any other business or occupation during the Term of Employment that materially interferes with Employee’s duties and responsibilities to serve and act in the Company’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Employee from (i) serving as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-profit businesses or, with the prior approval of the Company’s board, for business that are not engaged in any Competing Business (as defined below) including any business expressly identified in Section 4(q)); (ii) engaging in charitable activities and community affairs; and (iii) managing his personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii) and (iii) shall be limited by Employee so as not to materially interfere, individually or in the aggregate, with the performance of his duties and responsibilities hereunder.

(c) The Company agrees to employ Employee, and Employee agrees to serve the Company, on the terms and conditions set forth herein. The “Term of Employment” shall mean the period commencing on Closing and, unless terminated sooner as provided in Section 4 hereof, continuing until December 31, 2020; provided, however, that the Term of Employment shall be extended automatically following December 31, 2020 for successive one (1) year terms on the first anniversary of the then current term if neither the Company nor Employee has advised the other in writing in accordance with Section 10 at least sixty (60) days prior to the end of the then current term that such term will not be extended for an additional one (1) year term.

Section 2. Compensation.

(a) Base Salary. During the Term of Employment, Employee shall be paid an annualized base salary (the “Base Salary”), payable in United States dollars in accordance with the regular payroll practices of the Company. Employee’s current salary will continue until January 1, 2019. As of January 1, 2019, the Base Salary shall be increased to Four Hundred Fifty Thousand Dollars ($450,000.00), with increases if any, as may be approved in writing by the Board. The Company may withhold applicable taxes and deductions from any amounts payable under this Agreement.

(b) Annual Bonus. During the Company’s 2019 fiscal year starting January 1, 2019 and ending December 31, 2019 (and subsequent fiscal years, as applicable), subject to the satisfaction of applicable performance criteria and any other conditions as determined by the Board, the Employee shall be eligible to receive an annual cash bonus award (the “Annual Bonus”) as determined by the Board in its sole and absolute discretion.

Section 3. Employee Benefits.

(a) General. During the Term of Employment, Employee shall be entitled to participate in health insurance, retirement plans, directors’ and officers’ insurance coverage and other benefits provided to other senior executives of the Company, as in effect from time to time.

(b) Vacation and Time Off. During each full calendar year of the Term of Employment, Employee shall be eligible for twenty (20) days paid vacation, as well as sick pay and other paid and unpaid time off in accordance with the policies and practices of the Company, as in effect from time to time. At any time, Employee shall be limited to accruing a maximum amount of unused paid vacation equal to twenty (20) days (the “Maximum Vacation Accrual”). If Employee does not use all of the paid vacation days in a calendar year, the remaining days shall rollover to the following calendar year, subject to the Maximum Vacation Accrual.

Section 4. Termination.

(a) General. The Term of Employment shall terminate earlier than as provided in Section 1 if any of the following occur: (i) Employee’s death; (ii) a termination by reason of a Disability; (iii) a termination by the Company with or without Cause; or (iv) a termination or resignation by Employee with or without Good Reason.

(b) Termination Due to Death or Disability. Employee’s employment shall terminate automatically upon his death. The Company may terminate Employee’s employment immediately upon the occurrence of a Disability. In the event Employee’s employment is terminated due to his death or Disability, Employee or his estate or his beneficiaries, as the case may be, shall be entitled to:

(i) Any accrued Base Salary though the date of employment termination, payout of all accrued, but unused vacation days (subject to the Maximum Vacation Accrual), and reimbursement for any unreimbursed business expenses incurred through the date of employment termination (collectively, the “Accrued Obligations”), which amount shall be paid within thirty (30) days from the date of such termination; and

(ii) Any unpaid Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination with such amount determined based on actual performance during such fiscal year as determined by the Board, which amount shall be paid on the sixtieth (60th) day following the date of such termination, subject to Section 4(i) of this Agreement; and

(iii) Any Annual Bonus that would have been payable based on actual performance with respect to the year of termination in the absence of the Employee’s death or Disability, pro-rated for the period the Employee worked prior to his death or Disability, and payable at the same time as the bonus would have been paid in the absence of the Employee’s death or Disability.

Following such termination of Employee’s employment by reason of death or Disability, except as set forth in this Section 4, Employee shall have no further rights to any compensation or any other benefits under this Agreement or otherwise.

(c) Termination by the Company for Cause.

(i) The Company may terminate Employee’s employment at any time for Cause; provided, however, that with respect to any Cause of termination relying on clause (i) or (ii) of the definition of Cause set forth in Section 4(j) hereof, to the extent such act or acts are curable, Employee shall be given not less than fifteen (15) days’ written notice by the Board’s intention to terminate Employee’s employment for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based, and such termination shall be effective at the expiration of such fifteen (15) day notice period, unless Employee has cured, to the Company’s satisfaction, such act or acts or failure or failures to act that give rise to Cause during such period.

(ii) In the event the Company terminates Employee’s employment for Cause, Employee shall be entitled only to the Accrued Obligations, which amount shall be paid within thirty (30) days from the date of such termination. Following such termination of Employee’s employment for Cause, except as set forth in this Section 4(c)(ii), Employee shall have no further rights to any compensation or any other benefits under this Agreement or otherwise (including, but not limited to, any payment of any bonus that has not been paid as of the date of Employee’s termination of employment).

(d) Termination by the Company Without Cause. The Company may terminate Employee’s employment at any time without Cause. In the event Employee’s employment is terminated by the Company without Cause (other than due to death or Disability), Employee shall be entitled to:

(i) The Accrued Obligations; and

(ii) Any unpaid Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination with such amount determined based on actual performance during such fiscal year as determined by the Board; and

(iii) A lump-sum cash payment equal to (i) twenty-four (24) months of the Employee’s Base Salary in effect at the time of termination plus (ii) an amount equal to the total value of the Annual Bonus amounts paid during the fiscal year immediately preceding the year of such termination pursuant to Section 2; and

(iv) A lump sum cash payment equal to eighteen (18) times the “applicable percentage” of the monthly COBRA premium cost applicable to Employee if Employee (or his dependents) were to elect COBRA coverage, or similar coverage as provided by similar state law, in connection with such termination, (for purposes hereof, the “applicable percentage” shall be the percentage of Employee’s health care premium costs covered by the Company as of the date of termination).

Any amounts payable to Employee under clause (i), (ii), (iii) or (iv) of this Section 4(d) shall be paid in lump sum on the sixtieth (60th) day following the date of Employee’s termination of employment (the “Severance Benefits”), subject to Section 4(i) of this Agreement. Following such termination of Employee’s employment by the Company without Cause, except as set forth in this Section 4(d), Employee shall have no further rights to any compensation or any other benefits under this Agreement or otherwise.

(e) Termination by Employee with Good Reason. Employee may terminate Employee’s employment with Good Reason by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason (which notice must be given no later than ninety (90) days after the initial occurrence of such event). During such thirty (30) day notice period, the Company shall have a cure right, and if not cured within such period, Employee’s termination will be effective upon the expiration of such cure period, and Employee shall be entitled to the same payments and benefits as provided in Section 4(d) above for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 4(d) above. Following such termination of Employee’s employment by Employee with Good Reason, except as set forth in this Section 4(e), Employee shall have no further rights to any compensation or any other benefits under this Agreement or otherwise.

(f) Termination by Employee Without Good Reason. Employee may terminate Employee’s employment without Good Reason by providing the Company sixty (60) days’ written notice of such termination. In the event of a termination of employment by Employee under this Section 4(f), Employee shall be entitled only to the Accrued Obligations. In the event of termination of Employee’s employment under this Section 4(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Employee without Good Reason. If the Company chooses to accelerate the termination date, it shall pay Employee for the remainder of the notice period, subject Employee’s execution and non-revocation of a release as provided in Section 4(i). Following such termination of Employee’s employment by Employee without Good Reason, except as set forth in this Section 4(f), Employee shall have no further rights to any compensation or any other benefits under this Agreement or otherwise.

(g) Non-Extension of the Term of Employment. Employee’s employment hereunder shall terminate upon the close of business of the last day of the then current term if either the Company or Employee gives timely notice of its or his intention not to extend the then current term of employment, as provided in Section 1. If the Company’s decision not to extend is without Cause, or if Employee’s decision not to extend is with Good Reason, then Employee shall be entitled to only the payments and benefits as provided in Sections 4(d) (i), (ii), and (iv) above, subject to the same conditions on payment and benefits as described therein. Otherwise, upon the termination of the Term of Employment by reason of the parties’ non-extension for any other reason, Employee shall be entitled to only the Accrued Obligations, which amount shall be paid within thirty (30) days of such date of termination. Following such termination of Employee’s employment, except as set forth in this Section 4(g), Employee shall have no further rights to any compensation or any other benefits under this Agreement or otherwise.

(h) Termination Following Change of Control. If, following a Change of Control of the Company, Employee becomes eligible for any Severance Benefits pursuant to the terms of this Agreement, and such Severance Benefits implicate Section 280G of the Internal Revenue Code (the “I.R.C.”), then Employee and Company shall work collaboratively to modify such payments in order to limit the application of I.R.C. Section 280G to the Company and I.R.C. Section 4999 to Employee.

(i) Release. Notwithstanding any provision herein to the contrary, and as a condition precedent to payment of any amount or provision of any benefit pursuant to subsections 4(b), (d), (e), (f), (g) and (h) (other than payment of any Accrued Obligations), Employee or Employee’s estate, as applicable, shall execute and shall not rescind, a release in favor of the Company in a form satisfactory to the Company, and any revocation period applicable to such release must have expired as of the forty-fifth (45th) day following Employee’s termination of employment. If Employee fails to execute the release in such a timely manner so as to permit any revocation period to expire prior to the end of such forty-five (45) day period, or timely revokes his acceptance of such release following its execution, Employee shall not be entitled to any of the Severance Benefits. Further, to the extent that (i) such termination of employment occurs within sixty (60) days of the end of any calendar year, and (ii) any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Employee’s termination of employment hereunder, but for the condition on executing the release as set forth herein, shall not be made prior to the first day of the second calendar year, after which any remaining Severance Benefits shall thereafter be provided to Employee according to the applicable schedule set forth herein.

(j) For purposes of this Agreement, “Cause” shall be defined as (i) a material breach of this Agreement or any other Agreement between the Employee and the Company or its affiliates, or a material violation of any code of conduct, code of ethics, compliance manual or other written policy applicable to Employee; (ii) Employee’s act(s) of willful misconduct or gross negligence in the course of Employee’s employment hereunder, (iii) willful failure or refusal by Employee to perform in any material respect Employee’s duties, responsibilities or lawful directives of the Board; (iv) the Employee’s performance of any act of theft, embezzlement fraud, dishonesty or misappropriation of the Company’s or its affiliate’s property; (v) Employee’s indictment for, conviction of or pleading nolo contendre to a felony under state or federal law for any crime involving intentional dishonesty or moral turpitude; or (vi) the Employee’s breach of any fiduciary duty owed to the Company or its affiliates (including, without limitation, the duty of care and the duty of loyalty).

(k) For purposes of this Agreement, “Good Reason” shall mean, without Employee’s consent, a material breach of this Agreement due to (i) a diminution in Employee’s title or Base Salary, or (ii) the failure of the Company to pay any compensation hereunder when due.

(l) For purposes of this Agreement, “Change of Control” shall mean the first to occur of any of the following: (i) “change of control event” with respect to the Company, within the meaning of Treas. Reg. 1.409A-3(i)(5); or (ii) during any period of two years, individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Company’s shareholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or (iii) a merger, consolidation or non-bankruptcy reorganization of the Company with or involving any other entity, other than a merger, consolidation or non-bankruptcy reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or non-bankruptcy reorganization.

(m) For purposes of this Agreement, “Disability” shall mean any physical or mental disability or infirmity of the Employee that has prevented the performance of Employee’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any six (6) month period. Any question as to the existence, extent or potentiality of Employee’s Disability upon which Employee and the Company cannot agree shall be determined by a qualified, independent physician reasonably selected by the Company. The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

(n) Both during the Term of Employment and at all times thereafter, regardless of the reason for termination, the Employee agrees not to make negative comments or otherwise disparage the Company or its affiliates or any of their respective officers, directors, employees, shareholders, members, agents or products other than in the good faith performance of the Employee’s duties to the Company while the Employee is employed by the Company.

The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

(o) Employee covenants, warrants and agrees until the later of (i) the five (5)-year anniversary of the Closing and (ii) during the Term of Employment and until the twenty-four (24)-month anniversary of the date of termination of Employee’s employment for any reason (“Termination Date”), which later period shall be the “Restricted Period”, Employee shall not, either directly or indirectly, actually or attempt to, hire, solicit, recruit, attempt to employ or engage, induce or divert, any employee, officer, director, agent, consultant or independent contractor of the Company or its affiliates to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity. Employee acknowledges and agrees that Employee’s failure to honor this non-solicitation provision shall result in the Company suffering irreparable harm. This Section 4(o) shall survive the termination of this Agreement.

(p) Employee further covenants, warrants and agrees that during the Restricted Period, Employee shall not, either directly or indirectly, actually or attempt to call upon, solicit, divert, take-away, deliver to, sell, service or otherwise deal in any manner whatsoever with the Company’s customers or clients upon whom Employee called, or with whom Employee has a business relationship, past or present, or with who Employee or Company or its affiliates had any contact or influence at any time during the course of Employee’s employment with the Company for purposes of causing such persons to terminate any business relationship with the Company or its affiliates or causing such persons to purchase goods or services then sold by the Company or any of its affiliates from another person, firm, corporation or other entity; and Employee shall not assist any other person, firm, corporation or business, in any capacity, to do so; provided, however, nothing in this Section 4(p) shall be deemed to prohibit or otherwise restrict any form of contact between Employee and any other person, which contact is made for non-competitive purposes (e.g. social gatherings, conventions, trade shows, etc.). Employee acknowledges and agrees that Employee’s failure to honor this non-solicitation provision shall result in the Company suffering irreparable harm. This Section 4(p) shall survive the termination of this Agreement.

(q) Employee hereby covenants, represents and warrants to the Company that during the Restricted Period, Employee shall not, in North America or any other areas in which the Company operated or had plans or strategies to operate during the Term of Employment, (i) advise or participate in the management of any Competing Business (as defined below); (ii) act as a partner, member, or employee of any Competing Business; (iii) act as a manager, advisor, contractor or consultant to any Competing Business; (iv) engage in, establish, or organize any Competing Business; or (v) be associated in any way with any Competing Business. As used herein, “Competing Business” means (A) any business that engages in aviation, fire suppression and/or intelligence reconnaissance or surveillance, including in support of any government contract at any international, national, state or local level or (B) any other business which directly competes with the business of the Company at the time of the Termination Date, provided that for the avoidance of doubt, Employee’s work during or after the Term of Employment for Ascent Vision Technologies, LLC (“AVT”) shall not be deemed work for a Competing Business; provided that it does not materially interfere with Employee’s responsibilities under this Agreement; and provided further that the scope of AVT’s business in the future which could fall under prong (A) of the definition of Competing Business does not increase beyond the scope of AVT’s business as of the date of this Agreement.

(r) Employee acknowledges that (i) Employee will continue to perform services of a unique nature for the Company that are irreplaceable, and that the Employee’s performance of such services to a competing business will result in irreparable harm to the Company and its affiliates, (ii) Employee has had and will have access to Confidential Information (as defined below) which, if disclosed, would unfairly and inappropriately assist in competition against the Company or any of its affiliates, (iii) Employee has generated and will generate goodwill for the Company and its affiliates in the course of the Employee’s employment, (iv) Employee is an indirect seller under the Securities Purchase Agreement, (v) the Purchaser (as defined in the Securities Purchase Agreement) is purchasing, among other things, client relationships and substantial goodwill, (vi) the Employee’s obligations to execute this Agreement and the restrictive covenants contained herein serve to prevent improper appropriation of the business, client relationship and goodwill purchased by the Purchaser, (vii) Employee’s obligations under this Agreement are a material inducement for the Purchaser to enter into the Securities Purchase Agreement, and (viii) it would not be reasonable for the Purchaser to enter into the Securities Purchase Agreement without such protections.

(s) (i) Except as authorized or directed by the Company in connection with the proper performance of Employee’s duties and obligations, or as provided below, Employee shall not, at any time during Employee’s employment with the Company or after Employee’s employment ends (regardless of the reason for such termination), directly or indirectly, use, disclose, exploit, remove, copy, or make available to any other person or entity any Confidential Information (as defined below), including for Employee’s own personal use or advantage or the use or advantage of any person or entity other than the Company Entities (as defined below). As used herein, “Confidential Information” means any and all nonpublic information, confidential information, proprietary information, trade secrets, or other sensitive information (whether in oral, written, electronic, or any other form) concerning any of the Protected Parties (as defined below), including any and all information relating to the business, assets, operations, strategies, policies, procedures, organization, processes, personal information (including personal information about any current or former employees, members, partners, principals, owners, officers, agents, business associates, or representatives of any of the Protected Parties, or the family members of any of the foregoing), business developments, investment or business arrangements, negotiations, prospective or existing commercial agreements, costs, revenues, research, profiles, valuations, valuation models or analyses, profits, tax or financial structure, financial or trading positions or products, financial models, financial results or analyses, other financial affairs, actual or proposed opportunities, transactions or investments, assets, current or prospective clients, investors, marketers, advertisers, vendors, current or prospective client or investor lists (including the identity of current or prospective clients or investors, addresses, contact persons, and/or the clients’ or investors’ business or investment status, preferences, strategies, or needs), internal controls, diligence or vetting process, security procedures, contingencies, marketing plans, databases, pricing, philosophies, techniques, risk management, credit files, Work Product (as defined below), methods of operation, market consultants, computer programs, passwords, algorithms, patent applications, information technology infrastructure, products, services, systems, designs, inventions, or any other information, documents, or materials that may be identified as confidential or proprietary, or which would otherwise appear to a reasonable person to be confidential or proprietary, or which is under a third party confidentiality obligation. Confidential Information shall not include any information that is generally known to the public or is publicly available other than as a result of Employee’s breach of this covenant.

(ii) In accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement or any other agreement or policy shall prevent Employee from, or expose Employee to criminal or civil liability under federal or state trade secret law for, (A) directly or indirectly sharing any Company Entity trade secrets or other Confidential Information (except information protected by any of the Company Entities’ attorney-client or work product privilege) with an attorney or with any federal, state, or local government agencies, regulators, or officials, for the purpose of investigating or reporting a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company Entities, or (B) disclosing trade secrets in a complaint or other document filed in connection with a legal claim, provided that the filing is made under seal. Further, nothing herein shall prevent Employee from discussing or disclosing information related to Employee’s general job duties or responsibilities and/or to employee compensation. Employee also may disclose Confidential Information as required in response to a subpoena or other legal process.

(iii) For purposes of this Agreement, (A) “Company Entities” means, collectively, the Company and each and all of its respective affiliates, each and all of the companies, funds, entities, partnerships, or businesses controlled by, controlling, or under common control with each of the foregoing and any successor or any permitted transferee thereof; (B) “Company Parties” means, collectively, each and all of the Company Entities and each and all of their respective shareholders, interest holders, unit holders, portfolio companies, investment vehicles, funds, accounts, advisors, managers, officers, directors, partners, principals, members, employees, consultants, contractors, investors, fiduciaries, representatives, and agents; and (C) “Protected Parties” means, collectively, each and all of the Company Entities and the Company Parties.

(t) Except as provided in Section 4(s), above, Employee agrees that in the event he is served with a subpoena, document request, interrogatory, or any other legal process that will or may require Employee to disclose any Confidential Information, whether during his employment or thereafter (regardless of whether Employee resigns or his employment is terminated or the reason for such resignation or termination), Employee will immediately notify an officer of the Company of such fact, in writing, and provide a copy of such subpoena, document request, interrogatory, or other legal process, unless such subpoena, document request, interrogatory or other legal process (i) is from a court or governmental agency, and (ii) explicitly prohibits Employee from doing so.

(u) Employee agrees that during his employment with the Company and thereafter (regardless of whether he resigns or his employment is terminated by the Company or the reason for such resignation or termination), Employee shall provide reasonable and timely cooperation in connection with (i) any actual or threatened litigation, inquiry, review, investigation, process, or other matter, action or proceeding (whether conducted by or before any court, regulatory, or governmental entity, or by or on behalf of any Protected Party, or otherwise), that relates to events occurring during Employee’s employment by the Company or about which the Company otherwise believes Employee may have relevant information; (i) the transitioning of Employee’s role and responsibilities to other personnel; and (iii) the provision of information in response to the Company’s requests and inquiries in connection with Employee’s separation. Employee’s cooperation shall include being available to (A) meet with and provide information to the Protected Parties and their counsel or other agents in connection with fact-finding, investigatory, discovery, and/or pre-litigation or other proceeding issues, and (B) provide truthful testimony (including via affidavit, deposition, at trial, or otherwise) in connection with any such matter, all without the requirement of being subpoenaed. Employee understands that if Employee’s cooperation is requested in accordance with this provision after the Termination Date, Employee will be reimbursed solely for reasonable travel expenses approved by the Company in advance of being incurred, upon Employee’s submission of receipts, and shall receive no other payments, provided that in the event the Company requires cooperation after the Termination Date in excess of fifty (50) hours, Employee shall be compensated at an hourly rate equal to Employee’s annual Base Salary at the Termination Date divided by 2,000, less applicable deductions and withholdings.

(v) Employee acknowledges and agrees that all property, proprietary materials, Confidential Information, documents, records, files, memorandum, email, computer media, software, equipment (including laptops, smartphones, and other devices), system and software login information, passwords, access codes, authorization codes (to the extent such codes relate in whole or in part to the Protected Parties’ respective businesses, data rooms, systems, sites, or information), telephone numbers, email addresses, messaging contact information, identification cards, keys, and any other materials in any form (whether paper, electronic or otherwise and all copies thereof) relating or belonging to any of the Protected Parties or any of their respective clients, counterparties, investments or investors (or potential clients, counterparties, investments or investors) (collectively “Protected Property”), created by Employee or coming into Employee’s possession, custody, or control during the course of Employee’s employment with the Company or affiliation with any of the Company Parties (including as an employee, officer, director, manager, adviser, consultant, contractor, representative, agent or otherwise), are the sole property of the Protected Parties. Upon the termination of Employee’s employment with the Company for any reason, or upon the request of the Company at any time, Employee agrees to promptly deliver all Protected Property to the Company. At no time will Employee remove or copy or cause to be removed from the premises of the Company any original or copy of any Protected Property except in furtherance of Employee’s proper duties to the Company and in accordance with the terms of this Agreement and all applicable policies and procedures.

(w) Employee agrees that any and all improvements, inventions, discoveries, developments, creations, formulae, algorithms, processes, systems, interfaces, protocols, concepts, programs, products, investment strategies, valuation models, risk management tools, methods, designs, and works of authorship, and any and all documents, information (including Confidential Information), or things relating thereto, whether patentable or not, within the scope of or pertinent to any field of business or research or investment in which the Company or any other the Company Entity is engaged or (if such is known to or ascertainable by Employee) considering engaging, which Employee may conceive, make, author, create, invent, develop, or reduce to practice, or which Employee previously has conceived, made, authored, created, invented, developed, or reduced to practice, in whole or in part, during Employee’s employment with the Company or affiliation with any of the Company Parties (including as an employee, officer, director, manager, adviser, consultant, contractor, representative, agent or otherwise), whether alone or working with others, whether during or outside of normal working hours, whether inside or outside of the Company’s offices, and whether with or without the use of the Company’s computers, systems, materials, equipment, or other property, shall be and remain the sole and exclusive property of the Company (the foregoing, individually and collectively, “Work Product”). To the maximum extent allowable by law, any Work Product subject to copyright protection shall be considered “works made for hire” for the Company under U.S. copyright law. To the extent that any Work Product that is subject to copyright protection is not considered a work made for hire, or to the extent that Employee otherwise has or retains any ownership or other rights in any Work Product (or any intellectual property rights therein) anywhere in the world, Employee hereby assign and transfer to the Company all such rights, including the intellectual property rights therein, effective automatically as and when such Work Product is conceived, made, authored, created, invented, developed, or reduced to practice. The Company shall have the full worldwide right to use, assign, license and/or transfer all rights in, with, to, or relating to Work Product (and all intellectual property rights therein). Employee shall, whenever requested to do so by the Company (whether during Employee’s employment or thereafter), execute any and all applications, assignments and/or other instruments, and do all other things (including cooperating in any matter or giving testimony in any legal proceeding) which the Company may deem necessary or appropriate in order to (i) apply for, obtain, maintain, enforce or defend patent, trademark, copyright, or similar registrations of the United States or any other country for any Work Product; (ii) assign, transfer, convey or otherwise make available to the Company any right, title, or interest which Employee might otherwise have in any Work Product; and/or (iii) confirm the Company’s right, title, and interest in any Work Product. Employee shall promptly communicate and disclose all Work Product to the Company and, upon request, report upon and deliver all such Work Product to the Company. Employee shall not use or permit any Work Product to be used for any purpose other than on behalf of the Company Entities, whether during Employee’s employment or thereafter.

(x) The Company acknowledges that Employee has provided services to AVT and may continue to provide such services in accordance with the terms of this Agreement. Employee represents and warrants that Employee has not given AVT or any of its respective affiliates any rights relating to intellectual property, service commitment levels, or restrictive covenants that would directly interfere with the rights that Employee is providing to the Company under this terms of this Agreement or that would interfere with Employee’s performance of Employee’s obligations under this Agreement. Without limiting the foregoing, Employee represents and warrants that Employee’s performance of Employee’s obligations under this Agreement, do not conflict with or violate the terms of (i) any agreement by which Employee is bound, including any post-employment covenants or obligations to any other employer, entity or person; or (ii) any order, rule, law, regulation, or other legal requirement or obligation applicable to Employee. Employee has provided BTO Investor with a copy of any agreement by which Employee is bound that restricts in any way Employee’s ability to perform services for the Company Entities. Should Employee become aware of any reason that Employee cannot join or remain employed by a Company Entity or fully execute Employee’s responsibilities for the Company Entities, or should another employer or any other person or entity allege that Employee is in violation of any obligation to such person or entity, or if

Employee believes any violation of law exists relating to any Company Entity, Employee will immediately so notify the Board in writing. Employee also represents and warrants that Employee will abide by all contractual obligations that Employee may have to all prior employers or other persons or entities, and that Employee will not retain, review, or utilize any other person’s or entity’s confidential or proprietary information or trade secrets in connection with Employee’s work for the Company Entities or share or disclose any such information with or to any other Company Entity. Employee will immediately notify the Board in writing if any representation in this Paragraph is or becomes untrue or inaccurate at any time.

Section 5. Reimbursement of Business Expenses. Employee is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse Employee for all such reasonable business expenses, subject to documentation in accordance with written Company policy, as in effect from time to time.

Section 6. Key-Man Insurance. At any time during the Term of Employment, the Company shall have the right to insure the life of Employee for the sole benefit of the Company, in such amounts, and with such terms, as it may determine. All premiums payable thereon shall be the obligation of the Company. Employee shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents, provided that no financial obligation is imposed on Employee by any such documents. Upon the termination of his employment for any reason, Company will allow Employee to convert the insurance policy to a permanent personal life insurance policy at Employee’s sole cost.

Section 7. Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 8. Severability/Modification. If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by an arbitrator or reviewing court of appropriate jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 9. Binding Arbitration. Law.

(a) Employee agrees that Employee’s breach or threatened breach of any of the restrictions set forth in this Agreement will result in irreparable and continuing damage to the Protected Parties for which there is no adequate remedy at law. Thus, in addition to the Company’s right to arbitrate disputes hereunder, the Protected Parties shall be entitled to obtain emergency equitable relief, including a temporary restraining order and/or preliminary injunction, in aid of arbitration, from any state or federal court of competent jurisdiction, without first posting a bond, to restrain any such breach or threatened breach. Such relief shall be in addition to any and all other remedies, including the recovery of monetary damages, attorneys’ fees and costs, available to the Protected Parties against Employee for such breaches or threatened breaches. Upon the issuance (or denial) of an injunction, the underlying merits of any dispute will be resolved in accordance with the arbitration provisions of Section 9(b) of this Agreement.

(b) Any disagreement between the parties must be resolved by binding arbitration, by an arbitrator selected by the parties. If the parties are unable to agree on an arbitrator after making a reasonable attempt to do so, then an arbitration shall be selected in accordance with the Employment Rules of the American Arbitration Association (the “AAA”). Except as modified by this Section, the arbitration proceeding will be conducted in accordance with the Employment Rules of the AAA and the Expedited Procedures thereunder then in force. Any arbitration proceedings must be conducted in Denver, Colorado. Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents on which the producing party may rely in support of or in opposition to any claim or defense. Any dispute regarding discovery, or the relevance or scope thereof, will be resolved by the arbitrator, whose determination is conclusive. All discovery must be completed within thirty (30) days following the appointment of the arbitrator. At the request of a party, but only on the showing of good cause and necessity, the arbitrator may order examination by deposition of up to two witnesses per party. The arbitration shall be conducted on a strictly confidential basis, and Employee shall not disclose the existence or nature of any claim, defense, or argument; any documents, correspondence, pleadings, briefing, exhibits, arguments, testimony, evidence, or information exchanged or presented in connection with any claim, defense, or argument; or any rulings, decisions, or results of any claim, defense, or argument (collectively, “Arbitration Materials”) to any third party, with the sole exception of Employee’s legal counsel, who Employee shall ensure complies with these confidentiality terms. The arbitrator may not award punitive or any other damages prohibited by this Agreement. The prevailing party will receive its costs and fees, which includes all reasonable pre-award expenses of arbitration, including the arbitrator fees, administrative fees, out-of-pocket expenses such as copying and telephone, and attorney’s fees. In the event of any dispute under this Agreement, or relating or arising under the employment relationship, this Agreement shall be governed by the laws of the State of Delaware. In agreeing to arbitrate Employee’s claims hereunder, Employee hereby recognize and agree that he is waiving his right to a trial in court and/or by a jury.

(c) Except as set forth in Section 9(a) of this Agreement, the arbitrator, and not any federal, state, or local court or adjudicatory authority, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, and/or formation of this Agreement, including but not limited to any dispute as to whether (i) a particular claim is subject to arbitration hereunder and/or (ii) any part of this Section 9 is void or voidable. To the extent a question arises as to the arbitrability of a dispute under any applicable statute, ordinance, or regulation, Employee and the Company agree that at either party’s election, such party may file for an expedited arbitral hearing under the AAA “Optional Rules for Emergency Measures of Protection” in connection with employment disputes (AAA Rule O-1 et seq.), as modified herein (the “Optional Rules”). The arbitrator for any such emergency proceeding shall selected in accordance with the Optional Rules. Employee will comply with all of the terms and conditions of this Agreement in connection with such a proceeding, (though, for the avoidance of doubt, nothing herein shall limit Employee’s right to present evidence, documents, arguments, or testimony to the arbitrator). The Company will pay all of the arbitrator’s fees and costs, and the

AAA forum costs, in connection with an application for emergency relief under this Section 9(c). If the emergency arbitrator finds the relevant dispute to be subject to arbitration, the parties shall proceed to arbitration in accordance with Section 9(b) hereof (rather than proceeding in accordance with Optional Rule 5 or in any court), with an arbitrator appointed in accordance with Section 9(b).

(d) In the event of any court proceeding to challenge or enforce an arbitrator’s award, the parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in Denver, Colorado; agree to exclusive venue in that jurisdiction; and waive any claim that such jurisdiction is an inconvenient or inappropriate forum. There shall be no interlocutory appeals to any court of any order issued in accordance with Section 9(b) or 9(c), or any motions in any court to vacate any arbitral order except (i) a final award on the merits issued in accordance with AAA Rule 39, or (ii) a final Interim Award issued in accordance with Optional Rule 4 which (a) concludes that the AAA lacks jurisdiction over the dispute and (b) dismisses the matter in its entirety. Employee agrees to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any court proceeding, agree to use his best efforts to file any court proceeding permitted herein and all Confidential Information (and all documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement.

Section 10. Notices.

(a) Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by Employee to the Company shall be mailed or delivered to the Company at its principal executive office at 90 Madison Street, Suite 500, Denver, Colorado 80206, and all notices and communications by the Company to Employee may be given to Employee personally or may be mailed to Employee at Employee’s last known address, as reflected in the Company’s records.

(b) Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 11. Section Headings; Mutual Drafting.

(a) The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

(b) The parties are sophisticated and have been represented (or have had the opportunity to be represented) by their separate attorneys throughout the transactions contemplated by this Agreement in connection with the negotiation and drafting of this Agreement and any agreements and instruments executed in connection herewith. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any document or instrument executed in connection herewith, and therefore waive their effects.

Section 12. Entire Agreement. This Agreement, together with any exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of Employee during the Term of Employment. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the employment of Employee.

Section 13. Dodd-Frank Act and Other Applicable Law Requirements. Employee agrees (i) to abide by any compensation recovery, recoupment, anti-hedging or other policy applicable to executives of the Company and its Affiliates, as may be in effect from time to time, as approved by the Board or a duly authorized committee thereof or as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) or other applicable law, and (ii) that the terms and conditions of this Agreement shall be deemed automatically amended as may be necessary from time to time to ensure compliance by Employee and this Agreement with such policies, the Dodd-Frank Act, or other applicable law.

Section 14. Survival of Operative Sections. Upon any termination of Employee’s employment, the provisions of this Agreement (together with any related definitions set forth in herein) shall survive to the extent necessary to give effect to the provisions thereof.

Section 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature. Electronic copies of this Agreement shall have the same force and effect as the original.

Section 16. Headings. The headings in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any principles of conflicts of law.

Section 18. Miscellaneous. This Agreement shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any party, regardless of which party drafted this Agreement or any provision hereof. For purposes of this Agreement, the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or clause all subject matter that might otherwise be construed to be outside of its scope and “including” shall be construed as “including without limitation.” The definitions for all defined terms in this Agreement shall apply equally to both the singular and plural forms of such terms.

Section 19. Third Party Beneficiaries. Each and all of the Protected Parties are intended to be, and are, third party beneficiaries of this Agreement and shall be entitled to enforce this Agreement in accordance with its terms.

Section 20. Assignment. This Agreement may be assigned by the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such assigned party. Employee may not assign Employee’s rights and obligations under this Agreement.

Section 21. Board Approval. Where the approval of the Board is contemplated or required under this Agreement, such approval shall require the specific written approval of a Board representative appointed by BTO Investor.

Section 22. Section 409(a) Compliance.

(a) It is the intent of the parties that any payment to which Employee is entitled under this Agreement be exempt from I.R.C. Section 409A, to the maximum extent permitted under I.R.C. Section 409A. However, if any such amounts are considered to be “nonqualified deferred compensation” subject to I.R.C. Section 409A, such amounts shall be paid and provided in a manner, and at such time and form, as complies with the applicable requirements of I.R.C. Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. Neither Employee nor the Company shall intentionally take any action to accelerate or delay the payment of any amounts in any manner which would not be in compliance with I.R.C. Section 409A without the consent of the other party. For purposes of this Agreement, all rights to payments in installments shall be treated as rights to receive a series of separate payments to the fullest extent allowed by I.R.C. Section 409A. To the extent that some portion of the payments under this Agreement may be bifurcated and treated as exempt from I.R.C. Section 409A under the “short-term deferral” or “separation pay” exemptions, then such amounts may be so treated as exempt from I.R.C. Section 409A. None of the Company Parties shall be directly or indirectly liable for any failure of such payments to comply with, or be exempt from, I.R.C. Section 409A. Employee is hereby advised to consult Employee’s personal tax advisors with respect to amounts payable hereunder.

(b) Notwithstanding any other provision hereof, if Employee is a “specified employee,” within the meaning of I.R.C. Section 409A, at the date of his termination of employment, then such portion of the payments that would result in a tax under I.R.C. Section 409A if paid during the first six months after termination of employment shall be withheld and paid to Employee during the seventh month following the date of his termination of employment.

(c) All references to termination of employment or similar terms in this Agreement shall mean a “separation from service” as defined in Treas. Reg. § 1.409A-1(h).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY;

ELEMENTCOMPANY OPERATIONS, LLC

By:	ELBMENTCOMPANY, LLC, its sole member

	By:	ELEMENTCOMPANY, INC,, its sole member

		By:	/s/ Matthew Sheehy
Name: Matthew Sheehy
Title: Chief Executive Officer

EMPLOYEE:

By:	/s/ Timothy P. Sheehy
Name:	Timothy P. Sheehy
Date:

Signature Page to Employment Agreement